Exhibit 23


                    Consent of Independent Public Accountants
                    -----------------------------------------


        As independent public accountants, we hereby consent to the inclusion herein or by reference of our report for Thermedics Inc. dated May 2, 1997 (except with respect to the matter discussed in Note 15, as to which the date is May 9, 1997) and for International Technidyne Corporation dated February 5, 1997 (except with respect to the matter discussed in Note 7, as to which the date is March 29, 1997) included in or made a part of this Form 8-K/A, into the Company's previously filed Registration Statement No. 2-93746 on Form S-8, Registration Statement No. 33-00183 on Form S-8, Registration Statement No. 2-93747 on Form S-8, Registration Statement No. 33-8992 on Form S-8, Registration Statement No. 33-31621 on Form S-8, Registration Statement No. 33-9215 on Form S-8, Registration Statement No. 33-43707 on Form S-3, Registration Statement No. 33-40866 on Form S-3, Registration Statement No. 33-64070 on Form S-8, Registration Statement No. 33-86972 on Form S-8, Registration Statement No. 33-86974 on Form S-8, Registration Statement No. 033-65279 on Form S-8, and Registration Statement No. 033-61435 on Form S-8.



                                           Arthur Andersen LLP



   Boston, Massachusetts
   June 6, 1997